EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Argonaut Group, Inc. of our report dated March 10, 2006, with respect to the consolidated financial statements of Argonaut Group, Inc., included in the 2005 Annual Report to Shareholders of Argonaut Group, Inc.

Our audits also included the financial statement schedules of Argonaut Group, Inc. listed in Item 15(a)(2). These schedules are the responsibility of Argonaut Group, Inc.’s management. Our responsibility is to express an opinion based on our audits. In our opinion, as to which the date is March 10, 2006, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-3 File No. 333-130359) pertaining to Argonaut Group, Inc. shelf registration of an indeterminate amount of Common Stock, Preferred Stock, Senior Debt Securities, Subordinated Debt Securities, Warrants and Units,

2.	Registration Statement (Form S-3 File No. 333-108227) pertaining to Argonaut Group, Inc. registration of 2,953,310 shares of Series A Mandatory Convertible Preferred Stock,

3.	Registration Statement (Form S-3 File No. 333-100321) pertaining to Argonaut Group, Inc. shelf registration of $150 million of Common Stock, Preferred Stock, and Debt Securities,

4.	Registration Statement (Form S-8 File No. 333-115830) pertaining to the Argonaut Group, Inc. 2004 Employee Stock Purchase Plan,

5.	Registration Statement (Form S-8 File No. 333-122638) pertaining to the Argonaut Group, Inc. 2004 Employee Stock Purchase Plan,

6.	Registration Statement (Form S-8 File No. 333-116441) pertaining to the Argonaut Group, Inc. Amended and Restated Stock Incentive Plan,

7.	Registration Statement (Form S-8 File No. 333-116440) pertaining to the Argonaut Group, Inc. Non-Employee Director Stock Option Plan,

8.	Registration Statement (Form S-8 File No. 333-101822) pertaining to the Argonaut Group, Inc. Amended and Restated Stock Incentive Plan,

9.	Registration Statement (Form S-8 File No. 333-66652) pertaining to the Argonaut Group, Inc. Employee Stock Investment Plan, and

10.	Registration Statement (Form S-8 File No. 333-43228) pertaining to the Argonaut Group, Inc. Non-Employee Director Stock Option Plan

11.	Registration Statement (Form S-8 File No. 333-43230) pertaining to the Argonaut Group, Inc. Amended and Restated option, Plan,

12.	Registration Statement (Form S-8 File No. 333-89603) pertaining to the Argonaut Group, Inc. Employee Stock Investment Plan,

13.	Registration Statement (Form S-8 File No. 333-86101) pertaining to the Argonaut Group, Inc. Amended and Restated Stock Option Plan, and

14.	Registration Statement (Form S-8 File No. 333-10712) pertaining to the Argonaut Group, Inc. 1986 Stock Option Plan

of our report dated March 10, 2006, with respect to the consolidated financial statements of Argonaut Group, Inc. incorporated herein by reference, our report dated March 10, 2006, with respect to Argonaut Group, Inc. management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Argonaut Group, Inc., included herein, and our report included in the preceding paragraph with respect to the financial statement schedules of Argonaut Group, Inc. included in this Annual Report (Form 10-K) of Argonaut Group, Inc.

/s/ Ernst & Young LLP

San Antonio, Texas

March 10, 2006